UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2012

ECOTALITY, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street, Suite 2525
San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 992-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on March 12, 2012, ECOtality, Inc. (the “Company”) and ABB Inc. (“ABB”) entered into a Blink License Agreement (the “Blink License Agreement”). On December 20, 2012, the Company entered into an Amendment and Restatement of the Blink License Agreement (the “Amended and Restated Blink License Agreement”). The Amended and Restated Blink License Agreement replaces the Blink License Agreement. As part of the Amended and Restated Blink License Agreement, ABB assigned any and all of its rights and obligations under the Blink License Agreement to ABB Technology Ltd, a Swiss entity and affiliate of ABB (“ABB Technology”). In addition to the assignment of the Blink License, the Amended and Restated Blink License Agreement was also amended to reflect certain immaterial conforming changes and clarifications.

The foregoing description of the terms and conditions of the Amended and Restated Blink License Agreement is qualified in its entirety by the full text of the agreement attached hereto as an Exhibit.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Name and/or Identification of Exhibit

10.1	The December 20, 2012 Amendment and Restatement of the March 12, 2012 ECOtality/USABB Blink License Agreement, dated December 20, 2012, by and among ECOtality, Inc., ABB Inc., and ABB Technology Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ H. Ravi Brar	President and CEO	December 21, 2012
H. Ravi Brar

/s/ Susie Herrmann	Chief Financial Officer	December 21, 2012
Susie Herrmann

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit

10.1	The December 20, 2012 Amendment and Restatement of the March 12, 2012 ECOtality/USABB Blink License Agreement, dated December 20, 2012